UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

LUMOS PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4200 Marathon Blvd., Suite 200 Austin, TX 78756
(Address of principal executive offices)

Registrant's telephone number, including area code: (512) 215-2630

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LUMO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On December 30, 2020, Lumos Pharma, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., as agent (the “Agent”), pursuant to which the Company may offer and sell from time to time through the Agent up to $50.0 million of shares of the Company’s common stock, $0.01 par value (the “Shares”). The offering and sale of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-226366) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (“SEC”) on July 26, 2018 and declared effective by the SEC on July 22, 2019, the base prospectus contained within the Registration Statement, and a prospectus supplement that was filed with the SEC on December 30, 2020.

Under the Sales Agreement, the Agent may sell the Shares by any method permitted by law and deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Global Market, on any other existing trading market for the Shares, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. The Company will notify the Agent of the number of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made. The Company intends to use the proceeds of the offering as described in the prospectus supplement.

The Sales Agreement contains customary representations, warranties and agreements by the Company, as well as indemnification and contribution obligations of the Company for certain liabilities under the Securities Act. Under the terms of the Sales Agreement, the Company will pay the Agent a commission of up to 3.0% of the gross sales price of the Shares sold through it under the Sales Agreement. In addition, the Company has agreed to reimburse certain expenses incurred by the Agent in connection with the offering.

The Company is not obligated to make any sales of the Shares under the Sales Agreement. The Sales Agreement may be terminated by the Agent or the Company at any time upon notice to the other party, as set forth in the Sales Agreement, or by the Agent at any time in certain circumstances, including the occurrence of a material and adverse change in the Company’s business or financial condition that makes it impractical or inadvisable to market the shares or to enforce contracts for the sale of the Shares.

The foregoing description of the material terms of the Sales Agreement is not intended to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Wilson Sonsini Goodrich & Rosati P.C., counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Sales Agreement, on December 30, 2020, the Company and the Agent agreed to terminate that certain Controlled Equity OfferingSM Sales Agreement dated March 12, 2018, to which they were a party, effective December 30, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati P.C.
10.1	Controlled Equity OfferingSM Sales Agreement, dated December 30, 2020, between Lumos Pharma, Inc. and Cantor Fitzgerald & Co.
23.1	Consent of Wilson Sonsini Goodrich & Rosati P.C. (contained in Exhibit 5.1)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    December 30, 2020

LUMOS PHARMA, INC., a Delaware corporation

By:	/s/ Richard J. Hawkins
Richard J. Hawkins
Its:	Chief Executive Officer